EXHIBIT 99.5

                                 PROXYMED, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                     WPJ, INC. (D/B/A              KEY
                                                                    INTEGRATED MEDICAL        COMMUNICATIONS
                                             PROXYMED, INC. (A)        SYSTEMS) (B)         SERVICE, INC. (C)          TOTAL
                                            ---------------------  ----------------------  ---------------------  -----------------
Net sales                                            $19,939,541              $1,637,679            $11,575,156        $33,152,376
                                            ---------------------  ----------------------  ---------------------  -----------------
Costs and expenses:
      Cost of sales                                    9,020,903                 632,285              3,686,462         13,339,650
      Selling, general and admin-                                                                                                -
           istrative expenses                         12,878,696                 818,661              6,330,412         20,027,769
      Depreciation and amortization                    5,815,751                  47,902                389,227          6,252,880
                                            ---------------------  ----------------------  ---------------------  -----------------
                                                      27,715,350               1,498,848             10,406,101         39,620,299
                                            ---------------------  ----------------------  ---------------------  -----------------
           Operating income (loss)                    (7,775,809)                138,831              1,169,055         (6,467,923)

Other income (expense):
      Gain (loss) on sale of assets                            -                       -                  1,990              1,990
      Interest, net                                       53,926                  (9,955)               (96,274)           (52,303)
      Other income (expense)                                   -                       -                (19,234)           (19,234)
                                            ---------------------  ----------------------  ---------------------  -----------------
           Income (loss) before income
                taxes                                 (7,721,883)                128,876              1,055,537         (6,537,470)

Income tax expense                                             -                    (508)               (14,989)           (15,497)
                                            ---------------------  ----------------------  ---------------------  -----------------
           Net income (loss) applicable
                to common shareholders               ($7,721,883)               $128,368             $1,040,548        ($6,552,967)
                                            =====================  ======================  =====================  =================
Weighted average common
      shares outstanding                              13,783,360
                                            =====================
Basic and diluted loss per share
      of common stock                                     ($0.56)
                                            =====================

                                               PRO FORMA ADJUSTMENTS
                                            ---------------------------       PRO FORMA
                                              #        DR. (CR.)               COMBINED
                                            ---------------------------  -------------------
Net sales                                                                       $33,152,376
                                                                         -------------------
Costs and expenses:
      Cost of sales                                                              13,339,650
      Selling, general and admin-
           istrative expenses                                                    20,027,769
      Depreciation and amortization            (2)           3,237,591            9,490,471
                                                                         -------------------
                                                                                 42,857,890
                                                                         -------------------
           Operating income (loss)                                               (9,705,514)

Other income (expense):
      Gain (loss) on sale of assets                                                   1,990
      Interest, net                            (3)            (119,186)              66,883
      Other income (expense)                                                        (19,234)
                                                                         -------------------
           Income (loss) before income
                taxes                                                            (9,655,875)

Income tax expense                             (1)             (15,497)                   -
                                                                         -------------------
           Net income (loss) applicable
                to common shareholders                                          ($9,655,875)
                                                                         ===================
Weighted average common
      shares outstanding                                                         17,310,853 (d)
                                                                         ===================
Basic and diluted loss per share
      of common stock                                                                ($0.56)
                                                                         ===================

(1) To eliminate income tax expense of WPJ, Inc. and Key Communications Service, Inc. due to ProxyMed's net operating loss carryforwards.
(2) To record amortization over 3 years of capitalized software, goodwill and other intangible assets related to the acquisition of WPJ, Inc.
(3) To reflect the elimination of interest expense on shareholder debt of Key Communications Service, Inc. reclassified as capital contributions.

(a) This column is derived from the unaudited consolidated financial statements of ProxyMed, Inc. and subsidiaries for the nine months ended September 30, 1998.
(b) This column is derived from the unaudited financial statements of WPJ, Inc. for the period January 1, 1998 through May 19, 1998.
(c) This column is derived from the unaudited financial statements of Key Communications Service, Inc. for the nine months ended September 30, 1998.
(d) Pro Forma weighted average shares includes the following shares as if they were outstanding since the beginning of 1998: 481,836 shares issued in the acquisition of WPJ, Inc., 2,313,416 shares sold in a private placement on May 19, 1998 and June 1, 1998, primarily for the purpose of acquiring WPJ, Inc., and 2,078,106 shares issued in the merger with Key Communications Service, Inc.

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